Exhibit 10.107

UPON RECORDING RETURN TO:

Williams, Rentz & Moulton, P.C.
412 Ocean Boulevard
St. Simons Island, Georgia 31522

Assignment of Leases and Rents

This Assignment of Leases and Rents (this “Agreement”) is executed as of this 7th day of October, 2022, by GLYNN ACRES MHP LLC, a North Carolina limited liability company whose address is 136 Main Street, Pineville, NC 28134 (“Borrower”), to RICHARD SMITH and ANNETTE SMITH, a married couple, who are Georgia residents having a mailing address of [redacted] (“Lender”).

RECITALS:

A.	Simultaneously with the execution of this Agreement, Borrower has executed a Secured Promissory Note and Deed to Secure Debt and Security Agreement dated of even date herewith (as amended, modified, supplemented, extended, renewed or replaced from time to time, collectively the “Loan Agreement”), pursuant to which Lender has agreed to make a loan to Borrower in the principal amount of $900,000.00 (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Loan”). All terms used but not otherwise defined herein shall have the meaning provided in the Loan Agreement.

B.	Borrower is required by the Loan Agreement to execute and deliver this Agreement to, among other things, provide a future source of payment of the Obligations, which Borrower is willing to do in consideration of the agreement of Lender to make the Loan to Borrower pursuant to the terms of the Loan Agreement.

AGREEMENT:

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1.	Absolute Assignment. Borrower unconditionally, irrevocably and absolutely assigns to Lender all of Borrower’s right, title and interest in and to: (a) all leases, subleases, occupancy agreements, licenses, concessions, rental contracts and other agreements (written or oral) now or hereafter existing relating to the use or occupancy of the project located on the real property described in Exhibit A hereto (said land and project herein collectively referred to as the “Property”), together with all guarantees, letters of credit and other credit support, modifications, extensions and renewals thereof (whether before or after the filing by or against Borrower of any petition of relief under 11 U.S.C. § 101 et seq., as same may be amended from time to time, the “Bankruptcy Code”), and all related security and other deposits (collectively, the “Leases”); (b) all rents, revenues, liquidated damages following defaults under the Leases, issues, profits, income and proceeds due or to become due from tenants of the Property, including rentals and all other payments of any kind under the Leases for using, leasing, licensing, possessing, operating from, rendering in, selling or otherwise enjoying the Property (collectively, the “Rents”); (c) all of Borrower’s claims and rights (the “Bankruptcy Claims”) to the payment of damages arising from any rejection by a tenant of any Lease under the Bankruptcy Code; and (d) any and all other rights of Borrower in and to the items set forth in subsections 4(a) through 4(c) above, and all amendments, modifications, replacements, renewals, proceeds and substitutions thereof. This Agreement is an absolute assignment to Lender and not an assignment as security for the performance of the obligations under the Loan Documents (defined below), or any other indebtedness, and such absolute assignment is presently and immediately effective. Notwithstanding the foregoing, the absolute assignment contained herein shall not itself reduce the Obligations unless and until Lender actually receives the Rents and such Rents are applied by Lender to the Obligations pursuant to Section 4 below.

2.	Rights of Lender. Subject to the provisions of Section 6 below, Lender shall upon the occurrence of an Event of Default have the right, power and authority to: (a) notify any person that the Leases have been assigned to Lender and that all Rents are to be paid directly to Lender, whether or not Lender has commenced or completed foreclosure or taken possession of the Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) enter upon, take possession of and operate the Property; (e) lease all or any part of the Property; and/or (f) perform any and all obligations of Borrower under the Leases and exercise any and all rights of Borrower therein contained to the full extent of Borrower’s rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver. At Lender’s request, Borrower shall deliver a copy of this Agreement to each tenant under a Lease and to each manager and managing agent or operator of the Property. Borrower irrevocably directs any tenant, manager, managing agent, or operator of the Property, without any requirement for notice to or consent by Borrower, to comply with all demands of Lender under this Agreement and to turn over to Lender on demand all Rents which it receives.

3.	No Obligation or Liability. Notwithstanding Lender’s rights hereunder, Lender shall not be obligated to perform, and Lender does not undertake to perform, any obligation, duty or liability with respect to the Leases, Rents or Property on account of this Agreement. Lender shall have no responsibility on account of this Agreement for the control, care, maintenance or repair of the Property, for any waste committed on the Property, for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property. Lender shall not be liable for any loss sustained by Borrower resulting from Lender’s failure to let the Property after an Event of Default or from any other act or omission of Lender in managing the Property after an Event of Default. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession” in the absence of the taking of actual possession of the Property by Lender. In the exercise of the powers herein granted to Lender, no liability shall be asserted or enforced against Lender, all such liability being expressly waived and released by Borrower, unless such liability is the result of Lender’s willful misconduct or gross negligence.

4.	Right to Apply Rents. Lender shall have the right, but not the obligation, to use and apply any Rents received by Lender pursuant to the terms hereof in such order and such manner as Lender may determine for:

(a)	Enforcement or Defense. The payment of costs and expenses of enforcing or defending the terms of this Agreement or the rights of Lender hereunder, and collecting any Rents;

(b)	Loan Payments. Interest, principal or other amounts payable pursuant to (i) the Loan Agreement; (ii) the Note of even date herewith in the stated principal amount of $900,000.00, executed by Borrower, bearing interest and being payable to the order of Lender (together with any other Note hereafter substituted for or added to the Note under the Loan Agreement, the “Note”); (iv) the Deed to Secure Debt and Security Agreement, executed by Borrower for the benefit of Lender and relating to the Property (the “Deed to Secure Debt”); (v) all other documents and instruments evidencing, governing and securing the loan evidenced by the Note (the “Loan”); and (vi) any and all modifications, amendments or extensions thereof or replacements or substitutions therefor (the Loan Agreement, the Note, the Deed to Secure Debt, such other documents and instruments, and such modifications, amendments, extensions, replacements, and substitutions thereof being herein collectively called the “Loan Documents”); and

(c)	Operating Expenses. Payment of costs and expenses of the operation and maintenance of the Property, including (i) rentals and other charges payable by Borrower under any ground lease or other agreement affecting the Property; (ii) electricity, telephone, water and other utility costs, taxes, assessments, water charges and sewer rents and other utility and governmental charges levied, assessed or imposed against the Property; (iii) insurance premiums; (iv) costs and expenses with respect to any litigation affecting the Property, the Leases or the Rents; (v) wages and salaries of employees, commissions of agents and attorneys’ fees and expenses; and (vi) all costs and expenses with respect to obtaining or maintaining any third party green building certification; and (vii)] all other carrying costs, fees, charges, reserves, and expenses whatsoever relating to the Property.

After the payment of all such costs and expenses and after Lender has established such reserves as it, in its sole and absolute discretion, deems necessary for the proper management of the Property, Lender shall apply all remaining Rents received by it to the reduction of the Loan.

5.	No Waiver. The exercise or non-exercise by Lender of the rights granted in this Agreement or the collection and application of Rents by Lender or its agent shall not be a waiver of any default by Borrower under this Agreement or any other Loan Document. No action or failure to act by Lender with respect to any obligations of Borrower under the Loan Documents, or any security or guaranty given for the payment or performance thereof, shall in any manner affect, impair or prejudice any of Lender’s rights and privileges under this Agreement, or discharge, release or modify any of Borrower’s duties or obligations hereunder.

6.	Revocable License. Notwithstanding that this Agreement is an absolute assignment of the Rents and Leases and not merely the collateral assignment of, or the grant of a lien or security interest in the Rents and Leases, subject to the terms of this Section 6, Lender grants to Borrower a revocable license to collect and receive the Rents and to retain, use and enjoy such Rents. Such license shall not (and may not) be revoked prior to, but shall be automatically revoked upon the occurrence of any Event of Default and Lender shall immediately be entitled to receive and apply all Rents, whether or not Lender enters upon and takes control of the Property; provided, however, that Lender may at any time, and from time to time, reinstate the revocable license after same has been revoked. Prior to such revocation, Borrower shall apply any Rents which it receives to the payment of debt service on the Note and other payments due under the Loan Agreement, taxes, assessments, water charges, sewer rents and other governmental charges levied, assessed or imposed against the Property, insurance premiums, operation and maintenance charges relating to the Property, and other obligations of landlord under the Leases before using such proceeds for any other purpose. Lender is hereby granted and assigned by Borrower the right, at its option, upon the revocation of the license granted herein to enter upon the Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license herein granted shall be applied as provided in Section 4 above.

7.	Term. This Agreement shall continue in full force and effect until (a) all amounts due under the Loan Documents are paid in full, and (b) all other obligations of Borrower under the Loan Documents are fully satisfied. Upon payment in full of all amounts due under the Loan Documents and satisfaction of all other obligations of Borrower under the Loan Documents, Lender shall release this Agreement of record.

8.	Appointment. Borrower irrevocably appoints Lender its true and lawful attorney in fact, which appointment is coupled with an interest, to exercise any or all of the rights or powers described herein with the same force and effect as if exercised by Borrower, and Borrower ratifies and confirms any and all acts done or omitted to be done by Lender, its agents, servants, employees or attorneys in, to or about the Property.

9.	Liability of Lender. Lender shall not in any way be liable to Borrower for any action or inaction of Lender, its employees or agents under this Agreement.

10.	Indemnification. Borrower shall indemnify, defend and hold harmless Lender from and against all liability, loss, damage, cost or expense which it may incur under this Agreement or under any of the Leases, including any claim against Lender by reason of any alleged obligation, undertaking, action, or inaction on its part to perform or discharge any terms, covenants or conditions of the Leases or with respect to Rents, and including attorneys’ fees and expenses, but excluding any claim to the extent caused by Lender’s gross negligence or willful misconduct. Any amount covered by this indemnity shall be payable on demand, and shall bear interest from the date of demand until the same is paid by Borrower to Lender at a rate equal to the Default Rate (as defined in the Deed to Secure Debt).

11.	Modification. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of such change is sought.

12.	Bankruptcy.

(a)	Upon or at any time after the occurrence of an Event of Default, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the tenant under such Lease under the Bankruptcy Code.

(b)	If there shall be filed by or against Borrower a petition under the Bankruptcy Code, and Borrower, as landlord under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days’ prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such ten-day period a notice stating that (i) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

13.	Authority. Borrower represents and warrants that it has full power and authority to execute and deliver this Agreement and the execution and delivery of this Agreement has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Borrower or the Property.

14.	Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.

15.	Headings. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

16.	Notices. Any notice required or permitted to be given under this Agreement shall be (a) in writing, (b) sent in the manner set forth in the Loan Agreement, and (c) effective in accordance with the terms of the Loan Agreement.

17.	Successors and Assigns. This Agreement shall inure to the benefit of Lender and its successors and assigns and shall be binding on Borrower and its successors and assigns.

18.	Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Georgia.

19.	Conflict. If any conflict or inconsistency exists between the absolute assignment of the Rents and the Leases in this Agreement and the assignment of the Rents and Leases as security in the Deed to Secure Debt, the terms of this Agreement shall control.

20.	Intentionally omitted.

21.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

22.	Waiver of Trial by Jury. BORROWER AND LENDER EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, COUNTERCLAIM, CROSSCLAIM OR OTHERWISE, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS, THE MORTGAGED PROPERTY OR ANY ACTS OR OMISSIONS OF BORROWER OR LENDER, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES OR AGENTS IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO A TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

23.	Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Agreement may be exercised only to the extent that the exercise of same does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any terms of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the remainder of this Agreement shall be construed without such provision and this Agreement and any other application of the term shall not be affected thereby.

IN WITNESS WHEREOF, Borrower has executed and delivered this Assignment of Leases and Rents under seal, as of the day and year first above written.

BORROWER:

GLYNN ACRES MHP LLC, a Georgia limited liability company

By: Manufactured Housing Properties Inc., a Nevada corporation, its sole member and manager

Name:	/s/ Jay Wardlaw III
Title:	President

Signed, sealed and delivered in	(SEAL)
the presence of:

Chelsea Gee
Unofficial Witness

Alexander Q. Olliver
Notary Public

(NOTARIAL SEAL)

Exhibit A

ALL of that certain lot, tract, or parcel of land situate, lying and being in Glynn County, Georgia containing 2.913 acres and being described and identified on that certain plat of survey prepared by Southeastern Land Surveyors, Inc., dated July 22, 1998 and signed by Norman G. Blood, Georgia Registered Land Surveyor No. 2360, for Richard Smith and Annette Smith and recorded in Plat Drawer 24 as Map Number 316 in the Office of the Clerk of the Superior Court of Glynn County, Georgia. Said plat of survey is incorporated herein by reference for all further purposes of identification and description.